Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-152720, 333-145489, 333-133702, and 333-160407) of Taleo Corporation of our report dated August 27, 2010 related to the consolidated financial statements of Learn.com, Inc. for the years ended December 31, 2009 and 2008, appearing in the Form 8-K of Taleo Corporation dated December 17, 2010.

/s/ Ernst & Young LLP

Boca Raton, Florida

December 17, 2010